Exhibit 99.1

Investor Relations: Kathleen Nemeth Juniper Networks (408) 936-5397 kbela@juniper.net	Media Relations: David Shane Juniper Networks (408) 936-4872 dshane@juniper.net

Cindy Ta Juniper Networks (408) 936-6131 cta@juniper.net

JUNIPER NETWORKS REPORTS

PRELIMINARY FIRST QUARTER 2012 FINANCIAL RESULTS

Q1 Financial Highlights:

•	Revenue: $1,032.5 million, down 6% from Q1’11 and down 8% from Q4’11

•	Operating Margin: 4.6% GAAP; 12.0% non-GAAP

•	GAAP Net Income Per Share: $0.03 diluted

•	Non-GAAP Net Income Per Share: $0.16 diluted, down $0.16 from Q1’11 and down $0.12 from Q4’11

SUNNYVALE, Calif., April 24, 2012—Juniper Networks (NYSE: JNPR), the industry leader in network innovation, today reported preliminary financial results for the three months ended March 31, 2012, which were above the Company’s first quarter outlook. The Company also provided its outlook for the three months ending June 30, 2012.

Net revenues for the first quarter of 2012 decreased 6% on a year-over-year basis, and decreased 8% sequentially, to $1,032.5 million.

The Company posted GAAP net income of $16.3 million, or $0.03 per diluted share, and non-GAAP net income of $84.0 million, or $0.16 per diluted share, for the first quarter of 2012. Included in the GAAP diluted earnings per share was a $0.03 cent impact for charges associated with the write-down of an equity investment, restructuring, and other items.

“Our first quarter results reflect solid execution across Juniper,” said Kevin Johnson, CEO of Juniper Networks. “We are pleased with initial customer response to our differentiated new products and solutions, which help form the broadest, most robust product portfolio in our Company’s history. We are leveraging these innovations to accelerate traction in the marketplace as we continue to change the economics and experience of networking for our customers.”

Juniper’s GAAP operating margin for the first quarter of 2012 was 4.6% compared to 11.9% in the fourth quarter of 2011, and 16.1% in the prior year first quarter. Non-GAAP operating margin for the first quarter of 2012 was 12.0% compared to 18.6% in the fourth quarter of 2011, and 22.3% in the prior year first quarter.

“Juniper’s results in the March quarter reflect our disciplined operational execution,” said Robyn Denholm, CFO of Juniper Networks. “We are pleased with the early customer demand for our new products. We expect customers to continue to exercise care in their investment and project deployments near term. We are focused on executing to our strategy while prudently balancing both the long-term and the near-term needs of the business.”

Other Financial Highlights

Total cash, cash equivalents and investments as of the first quarter of 2012 was $4,215.8 million, compared to $4,292.4 million as of the fourth quarter of 2011 and $4,083.5 million as of the first quarter of 2011.

Juniper generated net cash from operations in the first quarter of 2012 of $102.3 million, compared to net cash provided by operations of $243.6 million in the fourth quarter of 2011, and $239.7 million in the first quarter of 2011.

Days sales outstanding in accounts receivable (“DSO”) was 39 days in the first quarter of 2012, compared to 46 days in the prior quarter and 38 days in the first quarter of 2011.

For the three months ended March 31, 2012, Juniper repurchased 2.4 million shares, at an average share price of $21.75 per share, for a total of $51.6 million, which largely offset stock issued through our employee equity programs.

Capital expenditures, as well as depreciation and amortization of intangible assets expense during the first quarter of 2012, were $82.0 million and $43.4 million, respectively.

Outlook

Looking ahead, we will manage the business assuming the near-term environment requires continued caution. We will remain focused on executing our strategy while maintaining a balanced approach for both the long and near term.

•	Juniper estimates revenue for the second quarter ending June 30, 2012, to be in the range of $1,030 million to $1,060 million.

•	Juniper estimates that its non-GAAP gross margin will be roughly in line compared to the first quarter.

•	Juniper estimates that its non-GAAP operating expenses will be roughly in line compared to the first quarter.

•	Juniper expects its non-GAAP operating margin for the second quarter to be in the range of 12% and 14%.

•

Juniper estimates that its non-GAAP net income per share will range between $0.15 and $0.17 on a diluted basis, assuming a flat share count and estimated non-GAAP tax rate of 29%. This tax rate assumes no renewal of the R&D tax credit.

All forward-looking non-GAAP measures exclude estimates for amortization of intangible assets, share-based compensation expenses, acquisition related charges, restructuring charges, impairment charges, litigation settlement charges, gain or loss on equity investments, non-recurring income tax adjustments, valuation allowance on deferred tax assets, and income tax effect of non-GAAP exclusions. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis.

Change in Segment Reporting

Beginning with our results for the first quarter of 2012, Juniper is aligning the financial reporting of our business segments to the Company’s current organizational structure and the Company’s focus on our platform and software strategy. Juniper will continue to report its business in two segments, and we will continue to provide revenue by segment, with product details for routing, switching, and security/other as well as services. Juniper will also continue to provide revenue details by geographic region and by market, and the historical amounts for these categorizations have not changed.

In addition to improved operational accountability and management, we believe the change will provide investors with increased financial reporting transparency, as the changes in segment reporting will enable better insight into the market and performance trends driving the Company’s business. The two reportable segments are the Platforms Systems Division, or PSD, and the Software Solutions Division, or SSD. A summary showing PSD and SSD 2011 and 2010 quarterly revenues on a basis consistent with our new reporting structure is included in Appendix 1.

Juniper’s PSD segment primarily offers scalable routing and switching products that are used in service provider, enterprise, and public sector networks to control and direct network traffic from data centers, core, edge, aggregation, campus, WANs, branch, and customer premise equipment level. Our SSD segment offers solutions that meet a broad array of our customers’ priorities, from protecting the users, applications and data on the network to providing network services across a distributed infrastructure.

The PSD segment aligns primarily with the Infrastructure segment as previously reported. However, the PSD segment includes revenues from certain security-related products, such as our branch SRX, branch firewall, and J Series products, which Juniper historically reported in our Services Layer Technologies (SLT) segment. In addition, the PSD segment excludes revenues from other software and services-related products, including Routing Services Software and Mobile Applications (such as MobileNext), which Juniper previously reported in our Infrastructure segment, but which are now reflected in the new SSD segment.

Our PSD segment consists of routing, switching, and security/other products and services. Routing includes products and services from the E, M, MX, PTX, T Series, and ACX (shipping in H2 2012) router families. Switching primarily consists of products and services for EX Series and wireless local area network solutions, as well as QFabric™. Security/other includes products and services from the branch SRX, branch firewall, and J-Series product families, as well as the network application platform, Junos® Space.

Juniper’s new SSD segment aligns primarily with the SLT segment as previously reported. However, the SSD segment also includes revenues from other software and services-related products which were previously reported in the Infrastructure segment, including Routing Services Software and Mobile Applications (such as MobileNext). It also excludes the revenues from certain security-related products, such as the branch SRX, branch firewall, and J Series product families, as well as the network application platform, Junos Space, which are now reflected in the new PSD segment.

The SSD segment primarily consists of security/other and routing products and services. Security/other includes High-End SRX services and vGW Virtual Gateways, High-End Firewall virtual private network systems and appliances, secure socket layer virtual private network appliances, intrusion detection and prevention appliances, wide area network optimization platforms, and Junos Pulse. Routing primarily consists of Routing Services Software and Mobile Applications (such as MobileNext).

A table showing revenue by product type within each segment is provided as Appendix 2.

A table showing product detail by business segment is provided as Appendix 3

Under our new reporting structure, segment profitability will be measured by “Contribution Margin,” which will reflect segment revenues less those expenses which are directly attributable to (and controlled by) the segment organization. Such expenses would typically include costs of revenue, R&D, direct product marketing, and product lifecycle management. A summary showing 2011 and 2010 segment contribution margins on a basis consistent with our new reporting structure is included in Appendix 4.

Under our new segment reporting structure, there also will be amounts which are not allocated to the segments. These “Corporate Unallocated” amounts represent capabilities that are shared by the segments and managed separately at the corporate level. Corporate Unallocated expenses would typically include costs for global functions such as Sales, Corporate Marketing & Communications, Finance, HR, and the CTO organization. A summary showing 2011 and 2010 Corporate Unallocated amounts on a basis consistent with our new reporting structure is included in Appendix 5.

Conference Call Web Cast

Juniper Networks will host a conference call web cast today, April 24, 2012, at 2:00 p.m. (Pacific Time), to be broadcast live over the Internet at: http://www.juniper.net/company/investor/conferencecall.html.

To participate via telephone, in the U.S. the toll free dial-in number is 877-407-8033; outside of the U.S. dial +1-201-689-8033. Please call ten minutes prior to the scheduled conference call time. The web cast replay of the conference call will be archived on the Juniper Networks website.

About Juniper Networks

Juniper Networks is in the business of network innovation. From devices to data centers, from consumers to cloud providers, Juniper Networks delivers the software, silicon and systems that transform the experience and economics of networking. Additional information can be found at Juniper Networks (www.juniper.net).

Juniper Networks and Junos are registered trademarks of Juniper Networks, Inc. in the United States and other countries. The Juniper Networks and Junos logos and QFabric are trademarks of Juniper Networks, Inc. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

Statements in this release concerning Juniper Networks’ business outlook, economic and market outlook, future financial and operating results, and overall future prospects are forward-looking statements that involve a number of uncertainties and risks. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: general economic conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending and spending by communication service providers; the network capacity requirements of communication service providers; contractual terms that may result in the deferral of revenue; increases in and the effect of competition; the timing of orders and their fulfillment; manufacturing and supply chain constraints; ability to establish and maintain relationships with distributors, resellers and other partners; variations in the expected mix of products sold; changes in customer mix; changes in geography mix; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of Juniper Networks products and services; rapid technological and market change; adoption of regulations or standards affecting Juniper Networks products, services or the networking industry; the ability to successfully acquire, integrate and manage businesses and technologies; product defects, returns or vulnerabilities; the ability to recruit and retain key personnel; significant effects of tax legislation and judicial or administrative interpretation of tax regulations; currency fluctuations; litigation; and other factors listed in Juniper Networks’ most recent report on Form 10-K filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

Juniper Networks believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. For further information regarding why Juniper Networks believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the discussion below.

Juniper Networks, Inc.

Preliminary Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Net revenues:
Product	$771,873	$877,440
Service	260,625	224,172

Total net revenues	1,032,498	1,101,612
Cost of revenues:
Product	280,629	265,746
Service	117,814	99,981

Total cost of revenues	398,443	365,727

Gross margin	634,055	735,885
Operating expenses:
Research and development	269,602	261,979
Sales and marketing	257,719	246,291
General and administrative	54,666	44,924
Amortization of purchased intangible assets	1,178	1,544
Restructuring and other charges	2,039	(347)
Acquisition-related and other charges	1,142	4,101

Total operating expenses	586,346	558,492

Operating income	47,709	177,393
Other (expense) income, net	(24,431)	(6,462)

Income before income taxes and noncontrolling interest	23,278	170,931
Income tax provision	7,008	41,271

Consolidated net income	16,270	129,660
Adjust for net loss (income) attributable to noncontrolling interest	—	90

Net income attributable to Juniper Networks	$16,270	$129,750

Net income per share attributable to Juniper Networks common stockholders:
Basic	$0.03	$0.24

Diluted	$0.03	$0.24

Shares used in computing net income per share:
Basic	527,186	530,789

Diluted	533,683	548,825

Juniper Networks, Inc.

Preliminary Net Revenues by Reportable Segment

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Platform Systems Division:
PSD Products:
Routing	457,579	582,818
Switching	123,523	100,621
Security/Other	46,274	51,401

Total PSD Products	$627,376	$734,840
PSD Services	196,818	163,798

Total Platforms Systems Division Revenue	$824,194	$898,638

Software Solutions Division:
SSD Products
Security/Other	122,681	116,605
Routing	21,816	25,995

Total SSD Products	$144,497	$142,600
SSD Services	63,807	60,374

Total Software Solutions Division Revenue	$208,304	$202,974

Total Revenue	$1,032,498	$1,101,612

Juniper Networks, Inc.

Preliminary Net Revenues by Product

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Routing	$479,395	$608,813
Switching	123,523	100,621
Security/Other	168,955	168,006
Services	260,625	224,172

Total	$1,032,498	$1,101,612

Juniper Networks, Inc.

Preliminary Net Revenues by Geographic Region

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Americas	$531,347	$581,615
Europe, Middle East, and Africa	307,066	299,851
Asia Pacific	194,085	220,146

Total	$1,032,498	$1,101,612

Juniper Networks, Inc.

Preliminary Net Revenues by Market

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Service Provider	$685,609	$742,177
Enterprise	346,889	359,435

Total	$1,032,498	$1,101,612

Juniper Networks, Inc.

Preliminary Share-Based Compensation by Category

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Cost of revenues – Product	$1,117	$948
Cost of revenues – Service	5,220	3,919
Research and development	25,791	22,330
Sales and marketing	21,911	13,226
General and administrative	10,968	8,616

Total	$65,007	$49,039

Juniper Networks, Inc.

Preliminary Share-Based Compensation Related Payroll Tax by Category

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Cost of revenues – Product	$12	$271
Cost of revenues – Service	34	835
Research and development	126	3,074
Sales and marketing	176	3,386
General and administrative	31	419

Total	$379	$7,985

Juniper Networks, Inc.

Reconciliation between GAAP and non-GAAP Financial Measures

(in thousands, except percentages)

(unaudited)

		Three Months Ended March 31,
		2012	2011
GAAP Cost of revenues—Product		$280,629	$265,746
Share-based compensation expense	C	(1,117)	(948)
Share-based compensation related payroll tax	C	(12)	(271)
Amortization of purchased intangible assets	A	(6,095)	(5,198)
Acquisition-related and other charges	A,B	—	(960)

Non-GAAP Cost of revenues—Product		273,405	258,369

GAAP Cost of revenues—Service		117,814	99,981
Share-based compensation expense	C	(5,220)	(3,919)
Share-based compensation related payroll tax	C	(34)	(835)

Non-GAAP Cost of revenues—Service		112,560	95,227

GAAP Gross margin—Product		491,244	611,694
Share-based compensation expense	C	1,117	948
Share-based compensation related payroll tax	C	12	271
Amortization of purchased intangible assets	A	6,095	5,198
Acquisition-related and other charges	A,B	—	960

Non-GAAP Gross margin—Product		498,468	619,071

GAAP Product gross margin as a % of product revenue		63.6%	69.7%
Share-based compensation expense as a % of product revenue	C	0.2%	0.2%
Share-based compensation related payroll tax as a % of product revenue	C	—%	—%
Amortization of purchased intangible assets as a % of product revenue	A	0.8%	0.6%
Acquisition-related and other charges as a % of product revenue	A,B	—%	0.1%

Non-GAAP Product gross margin as a % of product revenue		64.6%	70.6%

GAAP Gross margin—Service		142,811	124,191
Share-based compensation expense	C	5,220	3,919
Share-based compensation related payroll tax	C	34	835

Non-GAAP Gross margin—Service		$148,065	$128,945

GAAP Service gross margin as a % of service revenue		54.8%	55.4%
Share-based compensation expense as a % of service revenue	C	2.0%	1.7%
Share-based compensation related payroll tax as a % of service revenue	C	—%	0.4%

Non-GAAP Service gross margin as a % of service revenue		56.8%	57.5%

Juniper Networks, Inc.

Reconciliation between GAAP and non-GAAP Financial Measures

(in thousands, except percentages)

(unaudited)

		Three Months Ended March 31,
		2012	2011
GAAP Gross margin		$634,055	$735,885
Share-based compensation expense	C	6,337	4,867
Share-based compensation related payroll tax	C	46	1,106
Amortization of purchased intangible assets	A	6,095	5,198
Acquisition-related and other charges	A,B	—	960

Non-GAAP Gross margin		646,533	748,016

GAAP Gross margin as a % of revenue		61.4%	66.8%
Share-based compensation expense as a % of revenue	C	0.6%	0.4%
Share-based compensation related payroll tax as a % of revenue	C	—%	0.1%
Amortization of purchased intangible assets as a % of revenue	A	0.6%	0.5%
Acquisition-related and other charges as a % of revenue	A,B	—%	0.1%

Non-GAAP Gross margin as a % of revenue		62.6%	67.9%

GAAP Research and development expense		269,602	261,979
Share-based compensation expense	C	(25,791)	(22,330)
Share-based compensation related payroll tax	C	(126)	(3,074)

Non-GAAP Research and development expense		243,685	236,575

GAAP Sales and marketing expense		257,719	246,291
Share-based compensation expense	C	(21,911)	(13,226)
Share-based compensation related payroll tax	C	(176)	(3,386)

Non-GAAP Sales and marketing expense		235,632	229,679

GAAP General and administrative expense		54,666	44,924
Share-based compensation expense	C	(10,968)	(8,616)
Share-based compensation related payroll tax	C	(31)	(419)

Non-GAAP General and administrative expense		43,667	35,889

GAAP Operating expense		586,346	558,492
Share-based compensation expense	C	(58,670)	(44,172)
Share-based compensation related payroll tax	C	(333)	(6,879)
Amortization of purchased intangible assets	A	(1,178)	(1,544)
Restructuring and other charges	B	(2,039)	347
Acquisition-related and other charges	A,B	(1,142)	(4,101)

Non-GAAP Operating expense		$522,984	$502,143

Juniper Networks, Inc.

Reconciliation between GAAP and non-GAAP Financial Measures

(in thousands, except percentages)

(unaudited)

		Three Months Ended March 31,
		2012	2011
GAAP Operating income		$47,709	$177,393
Share-based compensation expense	C	65,007	49,039
Share-based compensation related payroll tax	C	379	7,985
Amortization of purchased intangible assets	A	7,273	6,742
Restructuring and other charges	B	2,039	(347)
Acquisition-related and other charges	A,B	1,142	5,061

Non-GAAP Operating income		123,549	245,873

GAAP Operating margin		4.6%	16.1%
Share-based compensation expense as a % of revenue	C	6.3%	4.5%
Share-based compensation related payroll tax as a % of revenue	C	—%	0.7%
Amortization of purchased intangible assets as a % of revenue	A	0.7%	0.6%
Restructuring and other charges as a % of revenue	B	0.2%	—%
Acquisition-related and other charges as a % of revenue	A,B	0.2%	0.4%

Non-GAAP Operating margin		12.0%	22.3%

GAAP Other (expense) income, net	E	(24,431)	(6,462)
(Gain)/loss on equity investments	B	14,000	(62)

Non-GAAP Other (expense) income, net	E	(10,431)	(6,524)

GAAP Income tax provision		7,008	41,271
Income tax effect of non-GAAP exclusions	B	22,120	20,658

Non-GAAP Provision for income tax		29,128	61,929

Non-GAAP Income tax rate		25.8%	25.9%

Non-GAAP Income before income taxes and noncontrolling interest*		$113,118	$239,349

*	Consists of non-GAAP operating income plus non-GAAP net other income and expense.

Juniper Networks, Inc.

Reconciliation between GAAP and non-GAAP Financial Measures

(in thousands, except per share amounts and percentages)

(unaudited)

		Three Months Ended March 31,
		2012		2011
GAAP Net income attributable to Juniper Networks		$16,270		$129,750
Share-based compensation expense	C	65,007		49,039
Share-based compensation related payroll tax	C	379		7,985
Amortization of purchased intangible assets	A	7,273		6,742
Restructuring and other charges	B	2,039		(347)
Acquisition-related and other charges	A,B	1,142		5,061
(Gain)/loss on equity investments	B	14,000		(62)
Income tax effect of non-GAAP exclusions	B	(22,120)		(20,658)

Non-GAAP Net income		$83,990		$177,510

Non-GAAP Net income per share:
Basic	D	$0.16		$0.33

Diluted	D	$0.16		0.32

Shares used in computing non-GAAP net income per share:
Basic	D	527,186		530,789

Diluted	D	533,683		548,825
GAAP Net income attributable to Juniper Networks as a % of revenue		1.6%		11.8%
Share-based compensation expense as a % of revenue	C	6.3%		4.5%
Share-based compensation related payroll tax as a % of revenue	C	—%		0.7%
Amortization of purchased intangible assets as a % of revenue	A	0.7%		0.6%
Restructuring and other charges as a % of revenue	B	0.2%		—%
Acquisition-related and other charges as a % of revenue	A,B	0.1%		0.5%
(Gain)/loss on equity investments as a % of revenue	B	1.4%		—%
Income tax effect of non-GAAP exclusions as a % of revenue	B	(2.2	) %	(2.0	) %

Non-GAAP Net income as a % of revenue		8.1%		16.1%

Discussion of Non-GAAP Financial Measures

The table above includes the following non-GAAP financial measures derived from our Preliminary Condensed Consolidated Statements of Operations: cost of product revenue; cost of service revenue; product gross margin; product gross margin as a percentage of product revenue; service gross margin; service gross margin as a percentage of service revenue; gross margin; gross margin as a percentage of revenue; research and development expense; sales and marketing expense; general and administrative expense; operating expense; operating income; operating margin; other income and expense, net; income before income taxes and noncontrolling interest; provision for income taxes; income tax rate; net income; net income per share and net income as a percentage of revenue. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in the table above should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures presented above to be helpful in assessing the performance of the continuing operation of our business. By continuing operations we mean the ongoing revenue and expenses of the business excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time. In assessing the overall health of our business for the periods covered by the table above and, in particular, in evaluating the financial line items presented in the table above, we have excluded items in the following three general categories, each of which are described below: Acquisition-Related Charges, Other Items, and Share-Based Compensation Related Items. We also provide additional detail below regarding the shares used to calculate our non-GAAP net income per share. Notes identified for line items in the table above correspond to the appropriate note description below. Additionally, with respect to future financial guidance provided on a non-GAAP basis, we have excluded estimates for amortization of intangible assets, share-based compensation expenses, acquisition related charges, restructuring charges, impairment charges, litigation settlement charges, gain or loss on equity investments, non-recurring income tax adjustments, valuation allowance on deferred tax assets, and income tax effect of non-GAAP exclusions.

Note A: Acquisition-Related Charges. We exclude certain expense items resulting from acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions; (ii) compensation related to acquisitions; and (iii) acquisition-related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. For example, we have incurred deferred compensation charges related to assumed options and transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

Note B: Other Items. We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable: (i) restructuring and related costs; (ii) impairment charges; (iii) gain or loss on legal settlement, net of related transaction costs; (iv) retroactive impacts of certain tax settlements; (v) significant effects of tax legislation and judicial or administrative interpretation of tax regulations; (vi) gain or loss on equity investments; and (vii) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures. It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events, which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. In the case of legal settlements, these gains or losses are recorded in the period in which the matter is concluded or resolved even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Similarly, the retroactive impacts of certain tax settlements and significant effects of retroactive tax legislation are unique events that occur in periods that are generally unrelated to the level of business activity to which such settlement or legislation applies. We believe this limits comparability with prior periods and that these expenses do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred. Whether we realize gains or losses on equity investments is based primarily on the performance and market value of those independent companies. Accordingly, we believe that these gains and losses do not reflect the underlying performance of our continuing operations. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

Note C: Share-Based Compensation Related Items. We provide non-GAAP information relative to our expense for share-based compensation and related payroll tax. We began to include share-based compensation expense in our GAAP financial measures in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), in January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, which affect the calculations of share-based compensation, we believe that the exclusion of share-based compensation allows for more accurate comparisons of our operating results to our peer companies. Share-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. For example, the expense associated with a $10,000 bonus is equal to exactly $10,000 in cash regardless of when it is awarded and who it is awarded by. In contrast, the expense associated with an award of an option for 1,000 shares of common stock is unrelated to the amount of compensation ultimately received by the employee; and the cost to the Company is based on a share-based compensation valuation methodology and underlying assumptions that may vary over time and that does not reflect any cash expenditure by the Company because no cash is expended. Furthermore, the expense associated with granting an employee an option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may be recognizing expense in a year where the stock option is significantly underwater and is not going to be exercised or generate any compensation for the employee. The expense associated with an award of an option for 1,000 shares of stock by us in one quarter may have a very different expense than an award of an identical number of shares in a different quarter. Finally, the expense recognized by us for such an option may be very different than the expense to other companies for awarding a comparable option, which makes it difficult to assess our operating performance relative to our competitors. Similar to share-based compensation, payroll tax on stock option exercises is dependent on our stock price and the timing and exercise by employees of our share-based compensation, over which our management has little control, and as such does not correlate to the operation of our business. Because of these unique characteristics of share-based compensation and the related payroll tax, management excludes these expenses when analyzing the organization’s business performance. We also believe that presentation of such non-GAAP information is important to enable readers of our financial statements to compare current period results with periods prior to the adoption of FASB ASC Topic 718.

Note D: Non-GAAP Net Income Per Share Items. We provide basic non-GAAP net income per share and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted-average number of shares outstanding during the reporting period. The diluted non-GAAP income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

Note E: Other Income and Expense. GAAP and non-GAAP other (expense) income, net, consist primarily of interest income, interest expense and other non-operational income and expense items. As indicated in Note B above, we exclude gains or losses from equity investments in our computation of non-GAAP other (expense) income.

Juniper Networks, Inc.

Preliminary Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$2,913,095	$2,910,420
Short-term investments	517,403	641,323
Accounts receivable, net of allowances	450,987	577,386
Deferred tax assets, net	168,214	154,310
Prepaid expenses and other current assets	181,319	156,222

Total current assets	4,231,018	4,439,661
Property and equipment, net	647,414	598,581
Long-term investments	785,285	740,659
Restricted cash and investments	82,504	78,307
Purchased intangible assets, net	152,541	123,114
Goodwill	3,987,707	3,928,144
Other long-term assets	58,554	75,354

Total assets	$9,945,023	$9,983,820

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$195,420	$324,843
Accrued compensation	209,263	223,018
Deferred revenue	760,621	712,663
Other accrued liabilities	195,452	206,179

Total current liabilities	1,360,756	1,466,703
Long-term debt	999,071	999,034
Long-term deferred revenue	238,964	254,364
Long-term income tax payable	111,368	108,471
Other long-term liabilities	61,905	65,590

Total liabilities	2,772,064	2,894,162
Total equity	7,172,959	7,089,658

Total liabilities and equity	$9,945,023	$9,983,820

Juniper Networks, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Consolidated net income	$16,270	$129,660
Adjustments to reconcile consolidated net income to net cash from operating activities:
Depreciation and amortization	43,396	40,758
Non-cash portion of share-based compensation	65,007	47,586
Loss/(gain) on equity investments	14,000	—
Deferred income taxes	(13,904)	1,503
Excess tax benefits from share-based compensation	(4,319)	(39,041)
Other charges	236	—
Changes in operating assets and liabilities:
Accounts receivable, net	126,462	125,610
Prepaid expenses and other assets	(22,272)	(59,372)
Accounts payable	(126,846)	(58,468)
Accrued compensation	(15,426)	(66,510)
Other accrued liabilities	(12,896)	52,080
Deferred revenue	32,558	65,844

Net cash provided by operating activities	102,266	239,650
Cash flows from investing activities:
Purchases of property and equipment, net	(81,991)	(53,972)
Purchases of trading investments	(2,659)	(2,495)
Purchases of available-for-sale investments	(371,285)	(437,773)
Proceeds from sales of available-for-sale investments	231,366	193,301
Proceeds from maturities of available-for-sale investments	222,840	126,260
Payment for business acquisition, net of cash and cash equivalents acquired	(90,487)	(28,573)
Changes in restricted cash	35	—
Purchases of privately-held and other equity investments, net	(1,122)	(5,972)

Net cash used in investing activities	(93,303)	(209,224)
Cash flows from financing activities:
Proceeds from issuance of common stock	37,798	264,113
Purchases and retirement of common stock	(56,088)	(205,171)
Issuance of long-term debt, net	—	991,556
Change in customer financing arrangements	7,683	12,531
Excess tax benefits from share-based compensation	4,319	39,041

Net cash provided by (used in) financing activities	(6,288)	1,102,070

Net increase in cash and cash equivalents	2,675	1,132,496
Cash and cash equivalents at beginning of period	2,910,420	1,811,887

Cash and cash equivalents at end of period	$2,913,095	2,944,383

Juniper Networks, Inc.

Cash, Cash Equivalents, and Investments

(in thousands)

(unaudited)

	March 31, 2012	December 31, 2011
Cash and cash equivalents	$2,913,095	$2,910,420
Short-term investments	517,403	641,323
Long-term investments	785,285	740,659

Total	$4,215,783	$4,292,402

Business Segment Revenue Reporting Reconciliation ($ in Millions, unaudited)									Appendix 1

	Q110	Q210	Q310	Q410	Q111	Q211	Q311	Q411	FY10	FY11
New Reporting Segments
PSD—Products	582.0	619.3	637.4	784.7	734.8	751.5	699.7	689.0	2,623.4	2,875.0
PSD—Services	138.2	146.5	152.5	166.1	163.8	165.4	180.1	204.1	603.3	713.4

PSD Revenue	720.2	765.8	789.9	950.8	898.6	916.9	879.8	893.1	3,226.7	3,588.4
SSD—Products	139.2	154.8	163.8	177.5	142.6	139.9	162.2	158.5	635.3	603.2
SSD—Services	53.2	57.7	58.7	61.7	60.4	63.7	63.8	69.2	231.3	257.1

SSD Revenue	192.4	212.5	222.5	239.2	203.0	203.6	226.0	227.7	866.6	860.3

Total Juniper Reporting	912.6	978.3	1,012.4	1,190.0	1,101.6	1,120.5	1,105.8	1,120.8	4,093.3	4,448.7

As Previously Reported
Infrastructure—Products	556.1	590.2	607.6	757.7	708.5	736.1	672.2	663.7	2,511.6	2,780.5
Infrastructure—Services	122.6	130.2	136.5	149.4	146.2	147.9	162.3	185.7	538.7	642.1

Infrastructure Revenue	678.7	720.4	744.1	907.1	854.7	884.0	834.5	849.4	3,050.3	3,422.6
SLT—Products	165.1	183.9	193.6	204.5	168.9	155.3	189.7	183.8	747.1	697.7
SLT—Services	68.8	74.0	74.7	78.4	78.0	81.2	81.6	87.6	295.9	328.4

SLT Revenue	233.9	257.9	268.3	282.9	246.9	236.5	271.3	271.4	1,043.0	1,026.1

Total Juniper—As Previously Reported	912.6	978.3	1,012.4	1,190.0	1,101.6	1,120.5	1,105.8	1,120.8	4,093.3	4,448.7

Product Revenue – PSD vs. Infrastructure	25.9	29.1	29.8	27.0	26.3	15.4	27.5	25.3	111.8	94.5
Product Revenue – SSD vs. SLT	(25.9)	(29.1)	(29.8)	(27.0)	(26.3)	(15.4)	(27.5)	(25.3)	(111.8)	(94.5)
Services sub-total	—	—	—	—	—	—	—	—	—	—

New vs. Previous Reporting	(0.0)	(0.0)	(0.0)	0.0	0.0	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)

Business Segment Revenue Reporting by Product Type ($ in Millions, unaudited)									Appendix 2

	Q110	Q210	Q310	Q410	Q111	Q211	Q311	Q411	FY10	FY11
New Reporting Segments
PSD – Products
Routing	459.5	478.4	485.8	610.9	582.8	580.6	524.1	478.5	2,034.6	2,166.0
Switching	74.0	87.6	97.4	118.7	100.6	117.1	122.2	155.9	377.7	495.8
Security/Other	48.5	53.3	54.2	55.1	51.4	53.8	53.4	54.6	211.1	213.2
Total PSD—Products	582.0	619.3	637.4	784.7	734.8	751.5	699.7	689.0	2,623.4	2,875.0
PSD—Services	138.2	146.5	152.5	166.1	163.8	165.4	180.1	204.1	603.3	713.4

PSD Revenue	720.2	765.8	789.9	950.8	898.6	916.9	879.8	893.1	3,226.7	3,588.4
SSD Products
Security/Other	116.8	132.0	141.4	149.3	116.6	105.2	138.0	130.7	539.5	490.5
Routing	22.4	22.8	22.4	28.2	26.0	34.7	24.2	27.8	95.8	112.7
SSD—Products	139.2	154.8	163.8	177.5	142.6	139.9	162.2	158.5	635.3	603.2
SSD—Services	53.2	57.7	58.7	61.7	60.4	63.7	63.8	69.2	231.3	257.1

SSD Revenue	192.4	212.5	222.5	239.2	203.0	203.6	226.0	227.7	866.6	860.3

Total Juniper Reporting	912.6	978.3	1,012.4	1,190.0	1,101.6	1,120.5	1,105.8	1,120.8	4,093.3	4,448.7

Totals by Product Type:
Routing	481.9	501.2	508.2	639.1	608.8	615.3	548.3	506.3	2,130.4	2,278.7
Switching	74.0	87.6	97.4	118.7	100.6	117.1	122.2	155.9	377.7	495.8
Security/Other	165.3	185.3	195.6	204.4	168.0	159.0	191.4	185.3	750.6	703.7
Services	191.4	204.2	211.2	227.8	224.2	229.1	243.9	273.3	834.6	970.5

Total Juniper	912.6	978.3	1,012.4	1,190.0	1,101.6	1,120.5	1,105.8	1,120.8	4,093.3	4,448.7

Product Detail by Business Segment	Appendix 3

Segment	Routing Products include:	Switching Products include:	Security/Other Products include:
PSD	E, M, MX, T, PTX (ACX – Shipping in H2 2012)	EX, WLAN, QFabric	Branch SRX, Branch Firewall, J, Junos Space

SSD	Routing Software Services, Services HW, and Mobile Applications (such as MobileNext)	N/A	High End SRX, High End Firewall, Network Management, Pulse, Junos SDK, Junosphere, Content & Media HW and Applications (such as MediaFlow)

Business Segment Profitability Reporting ($ in Millions, unaudited)	Appendix 4

	Q110	Q210	Q310	Q410	Q111	Q211	Q311	Q411	FY10	FY11
New Reporting Segments
PSD Revenue	720.2	765.8	789.9	950.8	898.6	916.9	879.8	893.1	3,226.7	3,588.4
PSD Contribution Margin $	330.6	345.0	354.7	447.5	417.1	415.5	381.8	371.9	1,477.8	1,586.3
PSD Contribution Margin %	45.9%	45.0%	44.9%	47.1%	46.4%	45.3%	43.4%	41.6%	45.8%	44.2%
SSD Revenue	192.4	212.5	222.5	239.2	203.0	203.6	226.0	227.7	866.6	860.3
SSD Contribution Margin $	86.4	102.6	106.4	109.5	81.1	74.6	94.6	94.7	404.9	345.0
SSD Contribution Margin %	44.9%	48.3%	47.8%	45.7%	40.0%	36.7%	41.8%	41.6%	46.7%	40.1%

Total Juniper Revenue	912.6	978.3	1,012.4	1,190.0	1,101.6	1,120.5	1,105.8	1,120.8	4,093.3	4,448.7

Segment Contribution Margin $	417.0	447.6	461.1	557.0	498.2	490.1	476.4	466.6	1,882.7	1,931.3
Segment Contribution Margin %	45.7%	45.8%	45.5%	46.8%	45.2%	43.7%	43.1%	41.6%	46.0%	43.4%
As Previously Reported
Infrastructure Revenue	678.7	720.4	744.1	907.1	854.7	884.0	834.5	849.4	3,050.3	3,422.6
Infrastructure Operating Income $	176.5	181.2	179.9	236.1	209.5	209.7	154.6	144.5	773.7	718.3
Infrastructure Operating Income %	26.0%	25.2%	24.2%	26.0%	24.5%	23.7%	18.5%	17.0%	25.4%	21.0%
SLT Revenue	233.9	257.9	268.3	282.9	246.9	236.5	271.3	271.4	1,043.0	1,026.1
SLT Operating Income $	35.1	52.6	64.6	55.7	36.4	32.5	66.6	63.5	208.0	199.0
SLT Operating Income %	15.0%	20.4%	24.1%	19.7%	14.7%	13.8%	24.5%	23.4%	19.9%	19.4%

Total Juniper Revenue	912.6	978.3	1,012.4	1,190.0	1,101.6	1,120.5	1,105.8	1,120.8	4,093.3	4,448.7

Segment Operating Income $	211.6	233.8	244.5	291.8	245.9	242.2	221.2	208.0	981.7	917.3
Segment Operating Income %	23.2%	23.9%	24.1%	24.5%	22.3%	21.6%	20.0%	18.6%	24.0%	20.6%

Business Segment Profitability Reporting Reconciliation ($ in Millions, unaudited)	Appendix 5

	Q110	Q210	Q310	Q410	Q111	Q211	Q311	Q411	FY10	FY11
New Reporting Segments
PSD Contribution Margin $	330.6	345.0	354.7	447.5	417.1	415.5	381.8	371.9	1,477.8	1,586.3
SSD Contribution Margin $	86.4	102.6	106.4	109.5	81.1	74.6	94.6	94.7	404.9	345.0

Segment Contribution Margin $	417.0	447.6	461.1	557.0	498.2	490.1	476.4	466.6	1,882.7	1,931.3

Segment Contribution Margin %	45.7%	45.8%	45.5%	46.8%	45.2%	43.7%	43.1%	41.6%	46.0%	43.4%
Corporate Unallocated Expenses $ [1]	205.4	213.8	216.6	265.2	252.3	247.9	255.2	258.6	901.0	1,014.0

Total Segment Operating Margin $	211.6	233.8	244.5	291.8	245.9	242.2	221.2	208.0	981.7	917.3

Total Segment Operating Margin %	23.2%	23.9%	24.1%	24.5%	22.3%	21.6%	20.0%	18.6%	24.0%	20.6%
As Previously Reported
Infrastructure Operating Income $	176.5	181.2	179.9	236.1	209.5	209.7	154.6	144.5	773.7	718.3
SLT Operating Income $	35.1	52.6	64.6	55.7	36.4	32.5	66.6	63.5	208.0	199.0

Total Segment Operating Income $	211.6	233.8	244.5	291.8	245.9	242.2	221.2	208.0	981.7	917.3

Total Segment Operating Income %	23.2%	23.9%	24.1%	24.5%	22.3%	21.6%	20.0%	18.6%	24.0%	20.6%

1	These “Corporate Unallocated” expenses include costs for global functions such as Sales, Corporate Marketing & Communications, Finance, HR, and the CTO organization.